Exhibit 10.8a

                               SIXTH AMENDMENT TO
                         ARIZONA PUBLIC SERVICE COMPANY
                           DEFERRED COMPENSATION PLAN

     Effective January 1, 1978, ARIZONA PUBLIC SERVICE COMPANY (the "Company") adopted the ARIZONA PUBLIC SERVICE COMPANY DEFERRED COMPENSATION PLAN (the "Plan"). The Plan was subsequently amended and restated several times and the most recent amendment and restatement becoming effective January 1, 1984. The Plan was thereafter amended on December 22, 1986, December 23, 1987, April 4, 1983, August 1, 1984, and December 18, 1996. By this instrument the Company desires to amend the Plan to provide for full vesting in Deferral Option II benefits upon the occurrence of certain changes in control in the Company.

     1. This Amendment shall amend only the provisions of the Plan as set forth herein, and those provisions not expressly amended hereby shall be considered in full force and effect.

     2. Section V.F is hereby amended in its entirety to read as follows:

     F. Termination as an Employee Prior to Completion of the Years of Election.

          Except as otherwise provided in Section V.L, in the event that a Participant electing to participate in Deferral Option II ceases to be an employee of the Company or a subsidiary or corporate affiliate of the Company prior to qualifying for Early Retirement under the Pinnacle West Capital Corporation Retirement Plan or under the retirement plan of a participating subsidiary or corporate affiliate, for any reason other than death or disability (as determined in the sole and absolute discretion of the Company), any and all amounts deferred under Deferral Option II will be held for the Participant pursuant to Deferral Option I and the Company and its subsidiaries and corporate affiliates will have no further liability to that Participant under Deferral Option II.
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     3. Section V.L. is hereby amended and restated in its entirety to read as follows:

     L. Change in Control.

          (i) In the event of a Participant's termination of employment following a Change in Control, the Participant's Deferral Option II benefits shall become fully vested. Benefits shall be distributed in accordance with Sections V.A, C or D, as applicable.

          (ii) For purposes of this Section V.L, "Change of Control" shall have the same meaning as "Change in Control" in the Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Deferred Compensation Plan, as the same may be amended from time to time.

     4. This Amendment shall be effective as of January 1, 2001.

     Except as amended hereby, the Company ratifies and confirms the Plan as amended and restated effective January 1, 1984, and as thereafter amended. ARIZONA PUBLIC SERVICE COMPANY



                                        By Faye Widenmann
                                          --------------------------------------
                                        Its Vice President and Secretary
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